Exhibit 10.1

SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER

THIS SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER is made as of the 27th day of August, 2008

AMONG:

CORNERWORLD CORPORATION, a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 12222 Merit Drive, Suite 120, Dallas, Texas 75251 (“Cornerworld”)

AND:

ENVERSA COMPANIES LLC, a limited liability company formed pursuant to the laws of the State of Texas and having an office for business at 12222 Merit Drive, Suite 120, Dallas, Texas 75251 (“Leadstream Acquisition Sub”)

AND:

LEADSTREAM, LLC, a limited liability company formed pursuant to the laws of the State of Texas and having an office for business located at 12404 Park Central Drive, Suite 400, Dallas, Texas 75251 (“Leadstream”)

AND:

the holders of the membership interests of Leadstream, LLC, each of whom are set forth on the signature page of this Agreement (the “Leadstream Members”).

WHEREAS:

A.  The Leadstream Members own such membership interests of Leadstream as set forth on Exhibit “A” annexed hereto, collectively being 100% of the presently issued and outstanding Leadstream equity;

B.        Cornerworld is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board;

C.        The Board of Directors of Cornerworld deems it to be advisable and in the best interests of Cornerworld and its shareholders to acquire Leadstream in the manner contemplated by this Agreement;

D.        The sole member of Leadstream Acquisition Sub deems it advisable and in the best interests of Leadstream Acquisition Sub to merge with Leadstream in the manner contemplated by this Agreement; and

E.        The managing member of Leadstream deems it advisable and in the best interests of Leadstream and its members to merge with and into Leadstream Acquisition Sub in the manner contemplated by this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the merger, at the Effective Time, of Leadstream with and into Leadstream Acquisition Sub, with Leadstream Acquisition Sub as the surviving limited liability company;

(b)	“Acquisition Consideration” means the Acquisition Notes and the Acquisition Shares;

(c)	“Acquisition Notes” means the notes in an aggregate principal amount of $1,500,000 issued on the Closing Date by Cornerworld to the Leadstream Members pursuant to the terms of this Agreement;

(d)	“Acquisition Shares” means the 3,600,000 Cornerworld Common Shares to be issued pursuant to the terms of this Agreement;

(e)	“Agreement” means this Share Exchange Agreement and Plan of Merger among Cornerworld, Leadstream Acquisition Sub, Leadstream and the Leadstream Members;

(f)	“Certificate of Merger” means the certificate of merger respecting the Acquisition, which contains the information required by the TBOC and the TMCLA;

(g)	“Closing” means the completion, on the Closing Date, of the transactions contemplated by this Agreement in accordance with Article 7 hereof;

(h)	“Closing Date” means the date of this Agreement;

(i)	“Code” means the Internal Revenue Code of 1986, as amended;

(j)	“Cornerworld Accounts Receivable” means all accounts receivable and other debts owing to Cornerworld, on a consolidated basis, as of June 30, 2008;

(k)

“Cornerworld Assets” means the undertaking and all the property and assets of the Cornerworld Business of every kind and description wheresoever situated, including, without limitation, Cornerworld Equipment, Cornerworld Inventory, Cornerworld Material Contracts, Cornerworld Accounts Receivable, Cornerworld Cash, Cornerworld Intangible Assets and Cornerworld Goodwill, and all credit cards, charge cards and banking cards issued to Cornerworld;

(l)

“Cornerworld Audited Financial Statements” means, collectively, the audited consolidated financial statements of Cornerworld for the fiscal year ended April 30, 2008, together with the unqualified auditors’ report thereon, true copies of which are attached as Schedule “A” hereto;

(m)	“Cornerworld Business” means all aspects of any business conducted by Cornerworld and its subsidiaries;

(n)	“Cornerworld Cash” means all cash on hand or on deposit to the credit of Cornerworld and its subsidiaries;

(o)	“Cornerworld Common Shares” means the shares of common stock, $0.001 par value, of Cornerworld;

(p)	“Cornerworld Equipment” means all machinery, equipment, furniture, and furnishings used in the Cornerworld Business;

(q)	“Cornerworld Financial Statements” means, collectively, the Cornerworld Audited Financial Statements and the Cornerworld Recent Financial Statements;

(r)

“Cornerworld Goodwill” means the goodwill of the Cornerworld Business including the right to all corporate, operating and trade names associated with the Cornerworld Business, or any variations of such names as part of or in connection with the Cornerworld Business, all books and records and other information relating to the Cornerworld Business, all necessary licenses and authorizations and any other rights used in connection with the Cornerworld Business;

(s)

“Cornerworld Intangible Assets” means all of the intangible assets of Cornerworld and its subsidiaries, including, without limitation, Cornerworld Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Cornerworld and its subsidiaries;

(t)	“Cornerworld Inventory” means all inventory and supplies of the Cornerworld Business;

(u)

“Cornerworld Legal Fees” means the legal fees incurred by Cornerworld in connection with the transactions contemplated by this Agreement; provided, however, that the maximum amount of such fees shall be $30,000;

(v)

“Cornerworld Material Contracts” means the burden and benefit of, and the right, title and interest of Cornerworld and its subsidiaries in, to and under, all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Cornerworld or its subsidiaries are entitled whereunder Cornerworld or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more, including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others, which cannot be terminated without liability on not more than one month’s notice;

(w)	“Cornerworld Parties” means Cornerworld and Leadstream Acquisition Sub;

(x)

“Cornerworld Recent Financial Statements” means the unaudited consolidated financial statements of Cornerworld for the two (2) months ending June 30, 2008, true copies of which are attached as Schedule “A” hereto;

(y)

“EBITDA” means earnings before interest, taxes, depreciation and amortization and excludes extraordinary expenses which are not incurred in the normal course of Leadstream’s business and are not part of normal historical operations of Leadstream. By way of example, and not by way of limitation, the Transaction Legal Fees and similar fees and expenses associated with this transaction or any similar transaction involving Leadstream or Cornerworld shall be excluded from the expenses used to calculate EBITDA;

(z)	“Leadstream Accounts Receivable” means all accounts receivable and other debts owing to Leadstream, as of June 30, 2008;

(aa)

“Leadstream Annual Financial Statements” means the unaudited financial statements of Leadstream for the year ending December 31, 2007 and the notes to the financial statements, true copies of which are attached as Schedule “B” hereto;

(bb)

“Leadstream Assets” means the undertaking and all the property and assets of the Leadstream Business of every kind and description wheresoever situated including, without limitation, Leadstream Equipment, Leadstream Inventory, Leadstream Material Contracts, Leadstream Accounts Receivable, Leadstream Cash, Leadstream Intangible Assets and Leadstream Goodwill, and all credit cards, charge cards and banking cards issued to Leadstream;

(cc)	“Leadstream Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Leadstream or relating to the Leadstream Business;

(dd)	“Leadstream Business” means all aspects of the business conducted by Leadstream;

(ee)	“Leadstream Cash” means all cash on hand or on deposit to the credit of Leadstream on the Closing Date;

(ff)

“Leadstream Debt to Related Parties” means the debts owed by Leadstream to the Leadstream Members or to any family member thereof, or to any affiliate, manager or officer of Leadstream or the Leadstream Members;

(gg)	“Leadstream Equipment” means all machinery, equipment, furniture, and furnishings used in the Leadstream Business;

(hh)	“Leadstream Financial Statements” means the Leadstream Annual Financial Statements and the Leadstream Recent Financial Statements;

(ii)

“Leadstream Goodwill” means the goodwill of the Leadstream Business together with the exclusive right of Cornerworld to represent itself as carrying on the Leadstream Business in succession of Leadstream subject to the terms hereof, and the right to use any words indicating that the Leadstream Business is so carried on including the right to use the name “Leadstream” or “Leadstream International” or any variation thereof as part of the name of or in connection with the Leadstream Business or any part thereof carried on or to be carried on by Leadstream, the right to all corporate, operating and trade names associated with the Leadstream Business, or any variations of such names as part of or in connection with the Leadstream Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Leadstream Business, all necessary licenses and authorizations and any other rights used in connection with the Leadstream Business;

(jj)

“Leadstream Intangible Assets” means all of the intangible assets of Leadstream, including, without limitation, Leadstream Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Leadstream and its subsidiaries;

(kk)	“Leadstream Inventory” means all inventory and supplies of the Leadstream Business as of June 30, 2008;

(ll)

“Leadstream Material Contracts” means the burden and benefit of, and the right, title and interest of Leadstream in, to and under, all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Leadstream is entitled in connection with the Leadstream Business whereunder Leadstream is obligated to pay or entitled to receive the sum of $10,000 or more, including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, attorneys or others which cannot be terminated without liability on not more than one month’s notice;

(mm)	“Leadstream Membership Interests” means all of the issued and outstanding membership interests of Leadstream, whether or not certificates have been issued with respect to such membership interests;

(nn)	“Leadstream Parties” means Leadstream and the Leadstream Members;

(oo)	“Leadstream Recent Financial Statements” means the unaudited financial statements of Leadstream for the six (6) months ended June 30, 2008, true copies of which are attached as Schedule “B” hereto;

(pp)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Cornerworld and Leadstream may mutually agree upon;

(qq)

“Pledge Agreements” means the Pledge Agreements of even date herewith between Cornerworld and the Leadstream Members related to the pledge of all of the equity interests of the Surviving Company as security for payment of the Acquisition Notes;

(rr)	“Primary Leadstream Member” means Internet University, Inc.;

(ss)	“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith between Cornerworld and the Leadstream Members.

(tt)	“SEC” means the U.S. Securities and Exchange Commission;

(uu)	“Securities Act” means the Securities Act of 1933, as amended;

(vv)	“Surviving Company” means Leadstream Acquisition Sub, which the Certificate of Merger will designate as the surviving company in the Acquisition;

(ww)

“Tax” means (i) any federal, state, local, foreign and other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental (including taxes under Section 59A of the Code), capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any governmental authority, (ii) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (iii) any items described in this paragraph that are attributable to another person or entity but that the applicable person or entity is liable to pay by law, by contract or otherwise, whether or not disputed;

(xx)

“Tax Return” means any report, return, declaration, claim for refund or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(yy)	“TBOC” means the Texas Business Organizations Code;

(zz)	“TMCLA” means the Texas Miscellaneous Corporation Laws Act;

(aaa)	“Transaction Legal Fees” means the Cornerworld Legal Fees and the legal fees incurred by Leadstream in connection with the transactions contemplated by this Agreement; and

(bbb)	“Treasury Regulation” means the regulations promulgated under the Code.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2       The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3       Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, Section, paragraph, clause or other subdivision of this Agreement and any reference to a Schedule or Exhibit by letter will mean the appropriate Schedule or Exhibit attached to this Agreement and by such reference the appropriate Schedule or Exhibit is incorporated into and made part of this Agreement. The Schedules and Exhibits to this Agreement are as follows:

Information concerning Cornerworld

Schedule “A”	Cornerworld Financial Statements

Information concerning Leadstream

Schedule “B”	Leadstream Financial Statements

Exhibits

Exhibit “A”	Leadstream Capitalization, Distribution of Acquisition Shares and Payment of Purchase Price
Exhibit “B”	Leadstream Bank Accounts
Exhibit “C”	Leadstream Assets
Exhibit “D”	Leadstream Material Contracts

Severability of Clauses

1.4          If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2

THE ACQUISITION

The Acquisition; Certain Effects of the Acquisition

2.1       Subject to the terms and conditions hereof, on the Closing Date, Cornerworld and Leadstream will execute or cause to be executed the Certificate of Merger and Cornerworld will file the Certificate of Merger with the Secretary of State of the State of Texas.

2.2       The Acquisition will be effective at the time specified in the Certificate of Merger or, if the Certificate of Merger does not specify another time, the time the Certificate of Merger is filed with the Secretary of State of the State of Texas (the “Effective Time”).

2.3       At and as of the Effective Time: (a) Leadstream will merge with and into Leadstream Acquisition Sub in accordance with the applicable provisions of the TBOC and the TMCLA; (b) Leadstream will cease to exist as a separate legal entity; (c) Leadstream Acquisition Sub will be the Surviving Company and, as such, will, all with the effect the TBOC and the TMCLA provide, (i) acquire all right, title and interest in and to all real estate and other property of Leadstream and Leadstream Acquisition Sub, and (ii) be responsible for all liabilities and obligations of Leadstream and Leadstream Acquisition Sub; (d) the certificate of formation of Leadstream Acquisition Sub will be the certificate of formation of the Surviving Company; and (e) the limited liability company agreement of Leadstream Acquisition Sub will be the limited liability company agreement of the Surviving Company.

Effect of the Acquisition on the Membership Interests

2.4       Subject to the provisions of applicable law related to appraisal rights, as of the Effective Time, as a result of the Acquisition and without any action on the part of the holders of the applicable membership interests, the Leadstream Membership Interests issued and outstanding immediately prior to the Effective Time will (i) convert into the right to receive from Cornerworld, on a pro rata basis, (A) the Acquisition Shares and (B) the Acquisition Notes, (ii) cease to be outstanding and to exist and (iii) be canceled and retired. Following the Acquisition, the Surviving Company will continue to be a wholly-owned subsidiary of Cornerworld. The Acquisition Shares shall be distributed on the Closing Date in accordance with Exhibit “A”; the

Acquisition Shares to be subject to a leakout provision. It is understood that the Acquisition Shares will be restricted securities, as defined under the U.S. securities laws. Accordingly, such shares may be sold only in accordance with Rule 144 or other applicable exemptions. In addition, the Leadstream Members will agree that during the two-year period following the Closing, they will not sell Acquisition Shares in the aggregate in excess of 1% of Cornerworld’s outstanding shares (i.e. each Leadstream Member will be entitled to sell up to its pro rata portion of such aggregate 1%). Additionally, the Acquisition Shares shall be subject to potential restrictions imposed by an investment banker in connection with an offering of securities. In the event a placement agent advises Cornerworld that to assure the success of an offering a temporary suspension for the sales of the Acquisition Shares is advised then the Leadstream Members will agree not to sell such shares during such period which can be up to six months after the offering.

Options

2.5       Following the Closing Date, Cornerworld shall grant to the existing employees of Leadstream options to purchase 400,000 Cornerworld Common Shares in accordance with the Cornerworld existing incentive stock plan at the discretion of the Cornerworld Board.

Adherence with Applicable Securities Laws

2.6       The Leadstream Members agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective registration statement under the Securities Act), directly or indirectly, unless:

(a)	the sale is to Cornerworld;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Cornerworld an opinion of counsel to that effect or such other written opinion as may be reasonably required by Cornerworld.

The Leadstream Members acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

THE RESTIRICITON SHALL BE IN ACCORDANCE WITH THE SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 27, 2008 AND THE REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 27, 2008.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF

CORNERWORLD AND LEADSTREAM ACQUISITION SUB

Representations and Warranties

3.1          Cornerworld and Leadstream Acquisition Sub hereby represent and warrant in all material respects to Leadstream and the Leadstream Members, with the intent that Leadstream and the Leadstream Members will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Cornerworld - Corporate Status and Capacity

(a)	Incorporation.

(i)	Cornerworld is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada, and

(ii)	Each of Cornerworld’s subsidiaries is duly organized and validly subsisting under the laws of its State of organization and in good standing with the office of the Secretary of State of such State;

(b)	Carrying on Business.

(i)

The nature of the Cornerworld Business does not require Cornerworld to register or be qualified to carry on business in any jurisdiction other than Texas. Cornerworld conducts the business described in its filings with the SEC and does not conduct any other business, and

(ii)	Leadstream Acquisition Sub was formed for the purpose of entering into this Agreement and engaging in the Acquisition. Leadstream Acquisition Sub has not engaged in any other business;

(c)

Capacity. Cornerworld has the corporate power, capacity and authority to own the Cornerworld Assets and to enter into this Agreement and complete the transactions contemplated hereby; Leadstream Acquisition Sub has the limited liability company power, capacity and authority to own its assets and to enter into this Agreement and complete the transactions contemplated hereby;

(d)

Reporting Status; Listing. Cornerworld is required to file current reports with the SEC pursuant to section 15(d) of the Securities Exchange Act of 1934. Cornerworld filed a registration statement under the Securities Act. The Cornerworld Common Shares are quoted on the Over-the-Counter Bulletin Board, and all reports required to be filed by Cornerworld with the SEC or FINRA have been filed;

Cornerworld - Capitalization

(e)	Authorized Capital.

(i)

The authorized capital of Cornerworld consists of 250,000,000 Cornerworld Common Shares, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, of which 43,368,317 Cornerworld Common Shares, and no shares of preferred stock, are issued and outstanding as of the date hereof, and

(ii)	The authorized capital of each of Cornerworld’s subsidiaries and the ownership thereof is as set forth in the attached Schedule 3.1(e)(ii);

(f)

No Option, Warrant or Other Right. No other person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Cornerworld Common Shares or equity in any of Cornerworld’s subsidiaries, or for the purchase, subscription or issuance of any of the unissued shares in the capital of Cornerworld or any of Cornerworld’s subsidiaries;

Cornerworld - Records and Financial Statements

(g)

Charter Documents. The charter documents of Cornerworld and its subsidiaries have not been altered since the incorporation or formation of each, respectively, except as filed in the record books of Cornerworld or its subsidiaries, as the case may be;

(h)

Corporate Minute Books. The company minute books of Cornerworld and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Cornerworld and its subsidiaries which required director (or other governing person) or shareholder (or other owner) approval are reflected on the corporate minute books of Cornerworld and its subsidiaries. Cornerworld and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective certificates of incorporation (or other charter documents) or by-laws (or other regulating documents);

(i)

Cornerworld Financial Statements. The Cornerworld Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Cornerworld, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Cornerworld Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)

Cornerworld Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Cornerworld or its subsidiaries which are not reflected in the Cornerworld Financial Statements except those incurred in the ordinary course of business since the date of the said Cornerworld Financial Statements, and neither Cornerworld nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Cornerworld as of April 30, 2008 are described in Schedule “A” hereto, and Cornerworld agrees to update Schedule “A” prior to the Closing to include all accounts payable and liabilities as of the Closing Date;

(k)

Cornerworld Accounts Receivable. All the Cornerworld Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Cornerworld, any claim by the obligor for set-off or counterclaim;

(l)

No Debt to Related Parties. Except as set forth on the disclosure schedule, neither Cornerworld nor any of its subsidiaries is, or as of the Closing will be, indebted to any affiliate, director or officer of Cornerworld, except for accounts payable on account of bona fide business transactions of Cornerworld incurred in the normal course of the Cornerworld Business, including employment agreements, none of which are more than 30 days in arrears;

(m)

No Related Party Debt to Cornerworld. No director or officer or affiliate of Cornerworld is now indebted to or under any financial obligation to Cornerworld or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Cornerworld have been made, declared or authorized since the date of Cornerworld Recent Financial Statements;

(o)

No Payments. No payments of any kind have been made or authorized since the date of the Cornerworld Recent Financial Statements to or on behalf of officers, directors, shareholders or employees of Cornerworld or its subsidiaries or under any management agreements with Cornerworld or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Cornerworld;

(q)	No Adverse Events. Since the date of the Cornerworld Recent Financial Statements:

(i)

there has not been any material adverse change in the consolidated financial position or condition of Cornerworld, its subsidiaries, its liabilities or the Cornerworld Assets or any damage, loss or other change in circumstances materially affecting Cornerworld, the Cornerworld Business or the Cornerworld Assets or Cornerworld’s right to carry on the Cornerworld Business, other than changes in the ordinary course of business,

(ii)

there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Cornerworld, its subsidiaries, the Cornerworld Business or the Cornerworld Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by Cornerworld to any of Cornerworld’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Cornerworld Business has been and continues to be carried on in the ordinary course,

(v)	Cornerworld has not waived or surrendered any right of material value,

(vi)	neither Cornerworld nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $15,000 individually or $30,000 in total have been authorized or made;

Cornerworld - Income Tax Matters

(r)

Tax Returns. All Tax Returns of Cornerworld and its subsidiaries required by law to be filed have been timely filed and are true, complete and correct, and all taxes payable in accordance with any such Tax Returns or in accordance with any notice of assessment or reassessment issued by any taxing authority have been paid;

(s)	Taxes.

(i)

Adequate provisions have been made in accordance with generally accepted accounting principles consistently applied for Taxes payable for which Tax Returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any Tax Return by, or payment of any Tax, governmental charge or deficiency by, Cornerworld or its subsidiaries,

(ii)

No federal, state, local or foreign audits or other proceedings are pending or being conducted, nor have Cornerworld or any of its subsidiaries received any (i) notice from any governmental authority that any such audit or other proceeding is pending, threatened or contemplated, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any governmental authority against Cornerworld or any of its subsidiaries, with respect to any Taxes due from or with respect to Cornerworld or any of its subsidiaries or any Tax Return filed by or with respect to the Cornerworld or any of its subsidiaries,

(iii)

No position has been or will be taken on any Tax Return by Cornerworld or any of its subsidiaries for a taxable period for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority or that is substantially similar to any position which a taxing authority has successfully challenged in the course of an examination of a Tax Return of Cornerworld or any of its subsidiaries. Cornerworld and its subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Tax under Section 6662 of the Code. Neither Cornerworld nor any of its subsidiaries have sponsored or participated in any “reportable transactions” as such term is defined by Section 1.6011-4 of the Treasury Regulations,

(iv)	Neither Cornerworld nor any of its subsidiaries are a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar contract or practice with respect to Taxes, and
(v)

There are no encumbrances upon any of Cornerworld’s or any of its subsidiaries’ assets arising from any failure or alleged failure to pay any Tax (other than encumbrances relating to Taxes not yet due and payable and for which adequate reserves have been made);

Cornerworld - Applicable Laws and Legal Matters

(t)	Licenses. Cornerworld and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Cornerworld Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Cornerworld Business;

(u)

Applicable Laws. Neither Cornerworld nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Cornerworld Business, and neither Cornerworld nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Cornerworld Business;

(v)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Cornerworld, its subsidiaries, the Cornerworld Business, or any of the Cornerworld Assets and Cornerworld does not have any knowledge of any deliberate act or omission of Cornerworld or its subsidiaries that would form any material basis for any such action or proceeding;

(w)

No Bankruptcy. Neither Cornerworld nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Cornerworld or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Cornerworld or its subsidiaries;

(x)

Labor Matters. Neither Cornerworld nor its subsidiaries are party to any collective bargaining agreement relating to the Cornerworld Business with any labor union or other association of employees and no part of the Cornerworld Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Cornerworld, has made any attempt in that regard;

(y)

Finder’s Fees. Neither Cornerworld nor its subsidiaries are party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Cornerworld and Leadstream Acquisition Sub;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)

violate the charter documents of Cornerworld or Leadstream Acquisition Sub or result in any breach of, or default under, any loan agreement, mortgage, deed of trust or any other agreement to which Cornerworld or any of its subsidiaries is a party,

(ii)	give any person any right to terminate or cancel any agreement, including, without limitation, the Cornerworld Material Contracts, or any right or rights enjoyed by Cornerworld or its subsidiaries,

(iii)

result in any alteration of Cornerworld’s or its subsidiaries’ obligations under any agreement to which Cornerworld or its subsidiaries are party, including, without limitation, the Cornerworld Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Cornerworld Assets,

(v)	result in the imposition of any tax liability to Cornerworld or its subsidiaries relating to the Cornerworld Assets, or

(vi)	violate any court order or decree to which either Cornerworld or its subsidiaries are subject;

Cornerworld Assets - Ownership and Condition

(bb)

Business Assets. The Cornerworld Assets comprise all of the property and assets of the Cornerworld Business, and no other person, firm or corporation owns any assets used by Cornerworld or its subsidiaries in operating the Cornerworld Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Cornerworld’s filings with the SEC;

(cc)

Title. Cornerworld or its subsidiaries are the legal and beneficial owner of the Cornerworld Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Cornerworld’s filings with the SEC;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Cornerworld Assets;

(ee)	Cornerworld Insurance Policies. Cornerworld and its subsidiaries do not maintain any insurance policies other than directors and officers insurance policies;

(ff)	Cornerworld Material Contracts. The Cornerworld Material Contracts as disclosed in Cornerworld’s filings with the SEC constitute all of the material contracts of Cornerworld and its subsidiaries;

(gg)

No Default. There has not been any default in any material obligation of Cornerworld or any other party to be performed under any of the Cornerworld Material Contracts, each of which is in good standing and in full force and effect and unamended, and Cornerworld is not aware of any default in the obligations of any other party to any of the Cornerworld Material Contracts;

(hh)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Cornerworld or its subsidiaries. Neither Cornerworld nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Cornerworld Assets - Cornerworld Equipment

(ii)	Cornerworld Equipment. The Cornerworld Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Cornerworld Assets - Cornerworld Goodwill and Other Assets

(jj)

Cornerworld Goodwill. Cornerworld and its subsidiaries do not carry on the Cornerworld Business under any other business or trade names. Cornerworld does not have any knowledge of any infringement by Cornerworld or its subsidiaries of any patent, trademark, copyright or trade secret;

Cornerworld Business

(kk)

Maintenance of Business. Since the date of the Cornerworld Recent Financial Statements, Cornerworld and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(ll)

Subsidiaries. Cornerworld does not own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm other than the following wholly-owned subsidiaries: Cornerworld, Inc. and Leadstream Acquisition Sub; and

Cornerworld - Acquisition Shares

(mm)

Acquisition Shares. The Acquisition Shares when delivered pursuant to the Acquisition shall be duly authorized, validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Cornerworld, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2       The representations and warranties of Cornerworld and Leadstream Acquisition Sub contained herein will be true at and as of the Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Leadstream or the Leadstream Members, the representations and warranties of Cornerworld and Leadstream Acquisition Sub shall survive the Closing until all amounts outstanding under the Acquisition Notes have been paid in full.

Indemnity

3.3       Cornerworld and Leadstream Acquisition Sub agree to indemnify and save harmless Leadstream and the Leadstream Members from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Cornerworld to defend any such claim), resulting from the breach by Cornerworld or Leadstream Acquisition Sub of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Cornerworld or Leadstream Acquisition Sub to Leadstream or the Leadstream Members hereunder.

ARTICLE 4

COVENANTS OF CORNERWORLD

AND LEADSTREAM ACQUISITION SUB

Covenants

4.1	Reserved.

Authorization

4.2          Cornerworld and Leadstream Acquisition Sub hereby agree to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Cornerworld and its subsidiaries to release any and all information in their possession respecting Cornerworld and its subsidiaries to the Leadstream Members. Cornerworld and Leadstream Acquisition Sub shall promptly execute and deliver to the Leadstream Members any and all consents to the release of information and specific authorizations which the Leadstream Members reasonably require to gain access to any and all such information.

Survival

4.3          The covenants set forth in this Article shall survive the Closing for the benefit of Leadstream and the Leadstream Members.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

LEADSTREAM AND THE LEADSTREAM MEMBERS

Representations and Warranties

5.1          Except as otherwise specifically provided below, Leadstream hereby represents and warrants in all material respects to Cornerworld, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Leadstream - Company Status and Capacity

(a)

Formation. Leadstream is a limited liability company duly organized and validly subsisting under the laws of the State of Texas and in good standing with the office of the Secretary of State for the State of Texas;

(b)	Carrying on Business. Leadstream is not qualified to do business in any jurisdiction other than the State of Texas;

(c)

Legal Capacity. Leadstream has the legal power, capacity and authority to own the Leadstream Assets, to carry on the Leadstream Business and to enter into this Agreement and complete the transactions contemplated hereby;

Leadstream - Capitalization

(d)	Reserved;

(e)

Ownership of Leadstream Membership Interests. The Leadstream Members, severally and not jointly, represent and warrant that at the Closing they will be the registered and beneficial owners of all of the Leadstream Membership Interests in the percentages set forth on Exhibit “A”, and that the Leadstream Membership

Interests owned by the Leadstream Members will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever. The Leadstream Membership Interests will on closing be validly issued and outstanding as fully paid and non-assessable membership interests;

(f)

Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Leadstream Membership Interests held by the Leadstream Members or for the purchase, subscription or issuance of any of the unissued membership interests of Leadstream;

(g)

No Restrictions. There are no restrictions on the transfer, sale or other disposition of Leadstream Membership Interests contained in the charter documents of Leadstream or under any agreement that would prevent the Closing;

Leadstream - Records and Financial Statements

(h)	Charter Documents. The charter documents of Leadstream have not been altered since its formation date, except as filed in the record books of Leadstream;

(i)	No Violation. Leadstream is not in violation or breach of, or in default with respect to, any term of its articles of organization or regulations;

(j)

Leadstream Financial Statements. The Leadstream Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Leadstream as of the date thereof, and the sales and earnings of the Leadstream Business during the periods covered thereby, in all material respects;

(k)

Leadstream Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Leadstream which are not disclosed or reflected in the Leadstream Financial Statements, except those incurred in the ordinary course of business since the date of the Leadstream Recent Financial Statements, and Leadstream has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Leadstream as of June 30, 2008 are described in the Leadstream Recent Financial Statements;

(l)

Leadstream Accounts Receivable. All the Leadstream Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Leadstream, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Leadstream as of June 30, 2008, are described in the Leadstream Recent Financial Statements;

(m)	Leadstream Bank Accounts. All of the Leadstream Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Exhibit “B” hereto;

(n)

No Debt to Related Parties. Leadstream is not, and as of the Closing will not be, indebted to the Leadstream Members or to any family member thereof, or to any affiliate, manager or officer of Leadstream or the Leadstream Members, except for accounts payable on account of bona fide business transactions of Leadstream incurred in normal course of the Leadstream Business, including employment agreements with the Leadstream Members, none of which are more than 30 days in arrears;

(o)

No Related Party Debt to Leadstream. No Leadstream Member or any director, officer or affiliate of Leadstream is now indebted to, or under any financial obligation to, Leadstream on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)

No Dividends. No dividends or other distributions on any membership interests in the capital of Leadstream have been made, declared or authorized since the date of the Leadstream Recent Financial Statements;

(q)

No Payments. No payments of any kind have been made or authorized since the date of the Leadstream Recent Financial Statements to or on behalf of the Leadstream Members or to or on behalf of officers, managers, members or employees of Leadstream or under any management agreements with Leadstream, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)

No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Leadstream, except as set forth in the Leadstream Financial Statements;

(s)	No Adverse Events. Except as otherwise disclosed to Cornerworld, since the date of the Leadstream Recent Financial Statements:

(i)

there has not been any material adverse change in the consolidated financial position or condition of Leadstream, its liabilities or the Leadstream Assets or, to the knowledge of Leadstream, any damage, loss or other change in circumstances materially affecting Leadstream, the Leadstream Business or the Leadstream Assets or Leadstream’s right to carry on the Leadstream Business, other than changes in the ordinary course of business,

(ii)

to the knowledge of Leadstream, there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Leadstream, the Leadstream Business or the Leadstream Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by Leadstream to the Leadstream Members or to any of Leadstream’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Leadstream Business has been and continues to be carried on in the ordinary course,

(v)	Leadstream has not waived or surrendered any right of material value,

(vi)	Leadstream has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Leadstream - Income Tax Matters

(t)

Tax Returns. All material Tax Returns of Leadstream required by law to be filed have been filed and are true, complete and correct in all material respects, and all Taxes payable in accordance with such Tax Returns or in accordance with any notice of assessment or reassessment issued by any taxing authority have been paid;

(u)

Current Taxes. Adequate provisions have been made for Taxes payable for the current period for which Tax Returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any Tax Return by, or payment of, any Tax, governmental charge or deficiency by Leadstream. Leadstream is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier Tax Returns;

Leadstream - Applicable Laws and Legal Matters

(v)

Licenses. To the knowledge of Leadstream, Leadstream holds all licenses and permits as may be requisite for carrying on the Leadstream Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Leadstream Business;

(w)

Applicable Laws. Leadstream has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Leadstream Business, and, to the knowledge of Leadstream, Leadstream is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Leadstream Business;

(x)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or, to the knowledge of Leadstream, threatened, against or relating to Leadstream, the Leadstream Business, or any of the Leadstream Assets, nor does Leadstream have any knowledge of any deliberate act or omission of Leadstream that would form any material basis for any such action or proceeding;

(y)

No Bankruptcy. Leadstream has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and, to the knowledge of Leadstream, no bankruptcy petition has been filed or presented against Leadstream and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Leadstream;

(z)

Labor Matters. Leadstream is not party to any collective bargaining agreement relating to the Leadstream Business with any labor union or other association of employees and no part of the Leadstream Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Leadstream, has made any attempt in that regard;

(aa)

Finder’s Fees. Leadstream is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Leadstream;

(cc)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of Leadstream or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Leadstream is a party,

(ii)	give any person any right to terminate or cancel any Leadstream Material Contract,

(iii)	result in any alteration of Leadstream’s obligations under any Leadstream Material Contract,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Leadstream Assets,

(v)	result in the imposition of any tax liability to Leadstream relating to the Leadstream Assets or the Leadstream Membership Interests, or

(vi)	violate any court order or decree to which Leadstream is subject;

Leadstream Assets - Ownership and Condition

(dd)

Business Assets. The Leadstream Assets comprise all of the property and assets of the Leadstream Business, and none of the Leadstream Members or any other person, firm or corporation owns any assets used by Leadstream in operating the Leadstream Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Exhibit “C”;

(ee)

Title. Leadstream is the legal and beneficial owner of the Leadstream Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as would not have a material adverse effect on the Leadstream Business;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Leadstream Assets;

(gg)

Leadstream Insurance Policies. There is not currently in effect any public liability insurance or insurance against loss or damage to the Leadstream Assets or the Leadstream Business other than any insurance policies maintained by the Primary Leadstream Member;

(hh)	Leadstream Material Contracts. The Leadstream Material Contracts listed in Exhibit “D” constitute all of the material contracts of Leadstream;

(ii)

No Default. There has not been any default in any material obligation of Leadstream to be performed under any of Leadstream Material Contracts, each of which is in good standing and in full force and effect and unamended, and Leadstream is not aware of any default in the obligations of any other party to any of the Leadstream Material Contracts;

(jj)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Leadstream. Leadstream is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Leadstream Assets - Leadstream Equipment

(kk)	Leadstream Equipment. The Leadstream Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Leadstream Assets - Leadstream Goodwill and Other Assets

(ll)

Leadstream Goodwill. Leadstream carries on the Leadstream Business only under the name “Leadstream, LLC” and variations thereof and under no other business or trade names. Leadstream does not have any knowledge of any infringement by Leadstream of any patent, trademark, copyright or trade secret;

The Business of Leadstream

(mm)

Maintenance of Business. Since the date of the Leadstream Recent Financial Statements, the Leadstream Business has been carried on in the ordinary course and Leadstream has not entered into any material agreement or commitment except in the ordinary course; and

(nn)	Subsidiaries. Leadstream does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Leadstream Member Representations and Warranties

The Leadstream Members represent, severally and not jointly, as follows:

(oo)

Investment Intent. The Acquisition Shares are being acquired hereunder by the Leadstream Members for investment purposes only, for their own account, not as a nominee or agent and not with a view to the distribution thereof. The Leadstream Members have no present intention to sell or otherwise dispose of the Acquisition Shares and they will not do so except in compliance with the provisions of the Securities Act and other applicable law. The Leadstream Members understand that the Acquisition Shares which may be acquired hereunder must be held by them indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act, or is exempt from registration therefrom. The Leadstream Members further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Leadstream Members) promulgated under the Securities Act, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts;

(pp)

Investment Experience; Suitability. Each Leadstream Member is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Acquisition Shares and the Leadstream Members’ financial position is such that the Leadstream Members can afford to retain the Acquisition Shares for an indefinite period of time without realizing any direct or indirect cash return on their investment; and

(qq)

Accreditation. Each Leadstream Member is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Leadstream Members understand that the Acquisition Shares are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Cornerworld is relying upon the truth and accuracy of, and the Leadstream Members’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Leadstream Members set forth herein in order to determine the availability of such exemptions and the eligibility of the Leadstream Members to acquire the Acquisition Shares.

Non-Merger and Survival

5.2       The representations and warranties of Leadstream and the Leadstream Members contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Cornerworld or Leadstream Acquisition Sub, the representations and warranties of Leadstream and the Leadstream Members shall survive until December 31, 2008.

Indemnity

5.3	Indemnification.

(a)

Leadstream and the Primary Leadstream Member agree to indemnify and save harmless Cornerworld from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Primary Leadstream Member to defend any such claim) resulting from the breach by any of them of any representation or warranty of Leadstream or the Leadstream Members made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Leadstream or the Leadstream Members to Cornerworld hereunder;

(b)

Notwithstanding anything contained herein to the contrary, Cornerworld shall not be entitled to indemnification for any Claims pursuant to this Section 5.3 unless and until the aggregate amount of all such Claims incurred or paid exceeds $30,000, in which case Cornerworld shall be entitled to recover for all such Claims, subject to the other terms and conditions of this Agreement;

(c)

The aggregate amount recoverable by Cornerworld under this Section 5.3 shall not (when aggregated with all other amounts recoverable by Cornerworld hereunder) exceed 25% of the value (with the value of the Acquisition Shares being measured as of the Closing Date) of the consideration paid to the Primary Leadstream Member pursuant to Section 2.4 of this Agreement.

(d)

The remedies set forth in this Section 5.3 shall be the exclusive remedy for Cornerworld and Leadstream Acquisition Sub with respect to breaches of representations and warranties of Leadstream or the Leadstream Members under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Leadstream or the Leadstream Members to Cornerworld or Leadstream Acquisition Sub hereunder.

ARTICLE 6

COVENANTS OF LEADSTREAM AND

THE LEADSTREAM MEMBERS

Covenants

6.1          Reserved.

Authorization

6.2          Leadstream hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Leadstream to release any and all information in their possession respecting Leadstream to Cornerworld. Leadstream shall promptly execute and deliver to Cornerworld any and all consents to the release of information and specific authorizations which Cornerworld reasonably requires to gain access to any and all such information.

Survival

6.3          The covenants set forth in this Article shall survive the Closing for the benefit of Cornerworld.

ARTICLE 7

CLOSING

Closing

7.1          The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on the Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Leadstream

7.2          On or before the Closing, Leadstream and the Leadstream Members will deliver or cause to be delivered to Cornerworld:

(a)

the original or certified copies of the charter documents of Leadstream, including amendments thereof, and all corporate records, documents and instruments of Leadstream, the corporate seal (if any) of Leadstream and all books and accounts of Leadstream;

(b)

all reasonable consents or approvals required to be obtained by Leadstream for the purposes of completing the Acquisition and preserving and maintaining the interests of Leadstream under any and all Leadstream Material Contracts and in relation to Leadstream Assets;

(c)	certified copies of such resolutions of the managing member of Leadstream as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	the certificates or other evidence of ownership (if any) of the Leadstream Membership Interests;

(e)	a monitoring services agreement between the Primary Leadstream Member and Cornerworld;

(f)	a transition services agreement among Cornerworld, Leadstream Acquisition Sub and the Primary Leadstream Member;

(g)	the Certificate of Merger;

(h)	evidence of the payment of the Transaction Legal Fees; and

(i)	such other documents as Cornerworld may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Cornerworld

7.3          On or before the Closing, Cornerworld and Leadstream Acquisition Sub shall deliver or cause to be delivered to Leadstream and the Leadstream Members:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the Leadstream Members;

(b)	certified copies of such resolutions of the directors of Cornerworld as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	certified copies of such resolutions of the sole member of Leadstream Acquisition Sub as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	a certified copy of a resolution of the directors of Cornerworld dated as of the Closing Date appointing Marc Blumberg as a member of the board of directors of Cornerworld;

(e)	the Employment Agreement for Marc Pickren;

(f)	the Registration Rights Agreement;

(g)	agreements granting options to Marc Blumberg and Marc Pickren to purchase Cornerworld Common Shares;

(h)	a monitoring services agreement between the Primary Leadstream Member and Cornerworld;

(i)	a transition services agreement among Cornerworld, Leadstream Acquisition Sub and the Primary Leadstream Member;

(j)	the Acquisition Notes;

(k)	a revolving line of credit note;

(l)	the Certificate of Merger;

(m)	a Pledge Agreement with respect to each Leadstream Member;

(n)	a membership interest power and accompanying membership interest certificate with respect to each Leadstream Member;

(o)	a pledge agreement related to the revolving line of credit note; and

(p)	such other documents as Leadstream may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 8

POST-CLOSING MATTERS

Forthwith after the Closing, Cornerworld shall file a Form 8-K with the SEC disclosing the execution of this Agreement and the appointment of Mr. Blumberg to the Board at Closing;

ARTICLE 9

GENERAL PROVISIONS

Dispute Resolution

9.1          The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good faith negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to mediation, then any party to such dispute, controversy, difference or claim may submit such matter to mediation in Dallas, Texas. After, and only after, the conclusion of such mediation proceedings, any party may file a lawsuit for resolution of any matters remaining in dispute following the conclusion of the mediation. Nothing in this Section 9.1 shall prohibit any party from seeking injunctive relief from courts of competent jurisdiction in accordance with Section 9.10.

Notice

9.2          Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally shall be deemed to have been received on the actual date of delivery. Any notice delivered by facsimile shall be deemed to have been received on upon the receipt of confirmation of transmission.

Addresses for Service

9.3	The address for service of notice of each of the parties hereto is as follows:

(a)	Cornerworld or Leadstream Acquisition Sub:

12222 Merit Drive Suite 120

Dallas, Texas 75251

Attention: Scott Beck

Phone: (469) 828-4277

Fax: (972) 404-4056

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Richard A. Friedman, Esq.

Phone: (212) 930-9700

Fax: (212) 930-9725

(b)	Leadstream or the Leadstream Members:

Internet University, Inc.

12404 Park Central Drive

Suite 400

Dallas, Texas 75251

Phone: (214) 580-4537

With a copy to:

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

Attn: Ted S. Schweinfurth

Phone: (214) 978-3084

Fax: (214) 965-5914

Change of Address

9.4          Any party may, by notice to the other parties, change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for notice.

Further Assurances

9.5          Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Entire Agreement

9.6          The provisions contained herein constitute the entire agreement among Leadstream, the Leadstream Members, Cornerworld and Leadstream Acquisition Sub respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Leadstream, the Leadstream Members, Cornerworld and Leadstream Acquisition Sub with respect to the subject matter hereof.

Enurement

9.7          This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

9.8          This Agreement is not assignable without the prior written consent of the parties hereto. Any purported assignment without such consent shall be null and void.

Counterparts

9.9          This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier or by facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

9.10        This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. Subject to the provisions of Section 9.1, the parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts or Texas state courts located in Dallas, Texas, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

Transaction Costs

9.11        All fees, taxes, costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, taxes, costs and expenses. Cornerworld specifically agrees to bear the costs associated with an audit or review of the Leadstream financials in order that the financial statements will comply with SEC requirements.

Confidentiality

9.12        Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the Cornerworld Parties and the Leadstream Parties, respectively, agree to return to the Leadstream Parties and the Cornerworld Parties, respectively, any and all financial, technical and business documents delivered by such parties in connection with the negotiation and execution of this Agreement, and each Cornerworld Party and Leadstream Party, respectively, shall keep the terms of this Agreement and all information and documents received from the Leadstream Parties and the Cornerworld Parties, respectively, and the contents thereof confidential and not utilize nor reveal or release same; provided, however, that Cornerworld will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the SEC respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Cornerworld’s filings with the SEC, which materials Cornerworld shall deliver to the Leadstream Members for their prior review and approval, not to be unreasonably withheld.

[Signature page follows.]

            IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

CORNERWORLD CORPORATION

By:	_________________________
Scott Beck, President

ENVERSA COMPANIES LLC

By:	Cornerworld Corporation
Its:	Sole Member

By:	_________________________
Scott Beck, President

LEADSTREAM, LLC

By:	_________________________
Marc Pickren, President

MEMBERS OF LEADSTREAM, LLC

INTERNET UNIVERSITY, INC.

By:	_______________________
Name:	_______________________
Title:	_______________________

MARC BLUMBERG

_______________________

MARC PICKREN

_______________________

[Signature page to Share Exchange Agreement and Plan of Merger]

SCHEDULE “A”

CORNERWORLD FINANCIAL STATEMENTS

1.	Audited financials for year ending April 30, 2008.

2.	Unaudited financials for the 2 months ending June 30, 2008 and as of August 26, 2008.

3.	Accounts payable and liabilities through the Closing Date.

SCHEDULE “B”

LEADSTREAM FINANCIAL STATEMENTS

1.	Audited financial statements for year ending 12/31/07.

2.	Unaudited financial statements for period ending 6/30/08.

SCHEDULE 3.1(e)(ii)

CORNERWORLD AUTHORIZED CAPITAL

Entity:	CornerWorld, Inc.

Owned by:	Cornerworld Corporation

Authorized shares:	100,000,000 shares of common stock, $0.00001 par value

25,000,000 shares of preferred stock, $0.00001 par value

Outstanding shares:	6,160,854 shares of common stock

EXHIBIT “A”

CAPITALIZATION, DISTRIBUTION OF ACQUISITION SHARES AND PAYMENT

OF PURCHASE PRICE

		% of Acquisition
Leadstream Members	Membership Interest %	Consideration

Internet University, Inc.	86	87%

Marc Blumberg	10	10%

Marc Pickren	3	3%

Reserved for Options	1	0%

EXHIBIT “B”

LEADSTREAM BANK ACCOUNTS

EXHIBIT “C”

LEADSTREAM ASSETS

1.	The Primary Leadstream Member licenses to Leadstream certain rights under the Software and License Agreement, dated as of August 31, 2008, by and between the Primary Leadstream Member and Leadstream.

2.

Leadstream uses certain assets owned by the Primary Leadstream Member. Pursuant to and in accordance with the terms of the transition services agreement among the Primary Leadstream Member, Cornerworld and Leadstream Acquisition Sub, the Surviving Company may use certain of these assets for a period of time following the Closing.

EXHIBIT “D”

LEADSTREAM MATERIAL CONTRACTS

1.	Software and License Agreement, dated as of August 31, 2008, by and between Internet University, Inc. and Leadstream, LLC

2.	Agreement of Contribution, Bill of Sale and Assignment and Instrument of Assumption by Enversa, LLC to Leadstream, LLC, dated August 31, 2008.